EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 24, 1996 included in C. R. Bard, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                    ARTHUR ANDERSEN LLP


Roseland, New Jersey
June 28, 1996